UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2018

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, Fabrinet (the “Company”) entered into amended and restated offer letters of employment with Harpal Gill, President and Chief Operating Officer, and Toh-Seng Ng, Executive Vice President and Chief Financial Officer, in order to provide for certain severance and retirement benefits.

Amended and Restated Gill Offer Letter

Dr. Gill’s amended and restated offer letter (the “Amended Gill Offer Letter”) confirms Dr. Gill’s (i) current annual base salary of $950,000, (ii) current annual cash bonus opportunity of at least 95% of base salary, which will be earned based on the Compensation Committee’s evaluation of performance objectives established for the applicable year, and (iii) continued car allowance of $1,000 per month.

In the event Dr. Gill remains continuously employed with the Company through and on May 7, 2018, Dr. Gill will become 100% vested on such date in any then-outstanding and unvested equity-based awards granted to him by the Company prior to August 2016, as well as the award of restricted share units covering 42,613 ordinary shares that was granted to him by the Company on August 18, 2016 (collectively, the “Gill Acceleration Eligible Awards”).

Dr. Gill and the Company are each free to terminate Dr. Gill’s employment with the Company at any time, effective (i) one year after providing written notice, or (ii) such lesser period ending on May 7, 2023 (the “Gill Retirement Date”) to the extent that the written notice is provided within the one year period prior to the Gill Retirement Date, provided that Dr. Gill’s employment can be terminated at any time for cause without advance written notice.

Subject to certain conditions, in the event Dr. Gill’s employment is terminated prior to, or within 10 days after, the Gill Retirement Date, either by the Company without “good cause” (as such term is defined in the Amended Gill Offer Letter) and other than due to his death or disability, or by Dr. Gill for any reason, Dr. Gill will receive the following severance benefits: (1) a lump sum payment equal to the sum of (a) his one month’s base salary multiplied by the total number of full and fractional years of his employment with the Company; (b) any earned but unpaid bonus; and (c) two times his cost of COBRA coverage for twelve months; (2) any then-outstanding and unvested performance-based equity awards that remain subject to the achievement of any performance goals as of the date of termination of employment (the “Gill Performance Awards”) will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied; and (3) continued tax equalization benefits under the Company’s expatriate policy, as in effect on the date of termination, for the calendar year in which the termination date occurs, and the following calendar year.

In the event Dr. Gill’s employment is terminated on account of Dr. Gill’s death or disability on or prior to the Gill Retirement Date, (i) Dr. Gill will become 100% vested immediately prior to his termination date in any then outstanding and unvested Gill Acceleration Eligible Awards and (ii) any then-outstanding and unvested Gill Performance Awards will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied. In addition, if Dr. Gill’s employment is terminated on account of Dr. Gill’s death or disability on or after May 7, 2018, Dr. Gill will also receive the severance benefits described in clause (1) of the immediately preceding paragraph.

Dr. Gill’s severance benefits are conditioned upon the parties’ entry into a separation agreement and release of claims in favor of the Company.

The foregoing description of the Amended Gill Offer Letter is a summary and is qualified in its entirety by the terms of the Amended Gill Offer Letter, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1.

Amended and Restated Ng Offer Letter

Mr. Ng’s amended and restated offer letter (the “Amended Ng Offer Letter”) confirms Mr. Ng’s current annual base salary of $650,000 and continued car allowance of $1,000 per month, as well as provides for an annual cash bonus opportunity of at least 80% of base salary, which will be earned based on the Compensation Committee’s evaluation of performance objectives established for the applicable year.

In the event Mr. Ng remains continuously employed with the Company through and on December 30, 2018, Mr. Ng will become 100% vested on such date in any then-outstanding and unvested equity-based awards granted to him by the Company prior to August 2016, as well as the award of restricted share units covering 40,760 ordinary shares that was granted to him by the Company on August 18, 2016 (collectively, the “Ng Acceleration Eligible Awards”).

Mr. Ng and the Company are each free to terminate Mr. Ng’s employment with the Company at any time, effective (i) one year after providing written notice, or (ii) such lesser period ending on December 30, 2023 (the “Ng Retirement Date”) to the extent that the written notice is provided within the one year period prior to the Ng Retirement Date, provided that Mr. Ng’s employment can be terminated at any time for cause without advance written notice.

Subject to certain conditions, in the event Mr. Ng’s employment is terminated prior to, or within 10 days after, the Ng Retirement Date, either by the Company without “good cause” (as such term is defined in the Amended Ng Offer Letter) and other than due to his death or disability, or by Mr. Ng for any reason, Mr. Ng will receive the following severance benefits: (1) a lump sum payment equal to the sum of (a) his one month’s base salary multiplied by the total number of full and fractional years of his employment with the Company as of his termination date; (b) any earned but unpaid bonus; and (c) two times his cost of COBRA coverage for twelve months; (2) any then-outstanding and unvested performance-based equity awards that remain subject to the achievement of any performance goals (the “Ng Performance Awards”) will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied; and (3) continued tax equalization benefits under the Company’s expatriate policy, as in effect on the date of termination, for the calendar year in which the termination date occurs, and the following calendar year.

In the event Mr. Ng’s employment is terminated on account of Mr. Ng’s death or disability on or prior to the Ng Retirement Date, (i) Mr. Ng will become 100% vested immediately prior to his termination date in any then-outstanding and unvested Ng Acceleration Eligible Awards and (ii) any then-outstanding and unvested Ng Performance Awards will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied. In addition, if Mr. Ng’s employment is terminated on account of Mr. Ng’s death or disability on or after December 30, 2018, Mr. Ng will also receive the severance benefits described in clause (1) of the immediately preceding paragraph.

Mr. Ng’s severance benefits are conditioned upon the parties’ entry into a separation agreement and release of claims in favor of the Company.

The foregoing description of the Amended Ng Offer Letter is a summary and is qualified in its entirety by the terms of the Amended Ng Offer Letter, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Offer Letter, dated January 9, 2018, by and between Dr. Harpal Gill and Fabrinet USA, Inc.

10.2	Amended and Restated Offer Letter, dated January 9, 2018, by and between Toh-Seng Ng and Fabrinet USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: January 16, 2018